UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported): May 7, 2008

LUFKIN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

TEXAS	000-02612	75-0404410
(State or other jurisdiction	(Commission	(I.R.S. Employer
Of incorporation)	File Number)	Identification No.)

601 SOUTH RAGUET, LUFKIN, TEXAS		75904
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (936) 634-2211

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

The Board of Directors of Lufkin Industries, Inc. announced the election of Christopher L. Boone, 39, to Vice President, Treasurer and Chief Financial Officer, effective May 7, 2008. Mr. Boone joined the Company in 1993, and served in various financial and operating positions, most recently as Corporate Controller since 1999. A copy of the press release announcing the election is filed as Exhibit 99.1 hereto and is incorporated herein by reference. In connection with his election as Chief Financial Officer of the Company effective May 7, 2008, Mr. Boone’s salary was increased to $190,000.

The Board of Directors of Lufkin Industries, Inc. announced that Robert D. Leslie, Vice President, Treasurer and Chief Financial officer, 62, retired effective May 7, 2008.

Lufkin Industries, Inc. (the “Company”) entered into severance agreements, pursuant to which they are entitled certain pay and benefits under certain change-in-control conditions, with Mark E. Crews, Vice President and General Manager- Oil Field Division, Terry L. Orr, Vice President and General Manager- Power Transmission Division and Christopher L. Boone, Vice President/Treasurer/Chief Financial Officer, and John F. Glick, President and Chief Executive Officer. The cash components of any change- in-control benefits are paid lump-sum and are based upon a multiple of base salary and maximum bonus. In the event of a change in control, the Company will also continue health and other insurance benefits for between two and three years (corresponding to termination benefits) and immediately vest all equity compensation. In addition, terminated employees would be entitled to receive any benefits that they otherwise would have been entitled to receive under our 401(k) plan, pension plan and supplemental retirement plan, although those benefits are not increased or accelerated. Because certain benefits may be subject to the so-called “parachute” tax imposed by the Internal Revenue Code Section 280G, the Company has agreed to reimburse any taxes imposed as a result of change in control benefits. All change in control benefits are “single trigger,” meaning that the executive will be entitled to such benefits following a change-in-control even if such executive is not terminated. For purposes of these benefits, a change in control is deemed to occur, in general, if (a) a shareholder or group of shareholders acquire 20% or more of Lufkin Industries, Inc.’s common stock, or (b) 25% or more of the directors in office were not nominated for initial election to the Board of Directors by directors who were in office at the time of their nomination. The foregoing descriptions of the severance agreements do not purport to be complete and are qualified in their entirety by reference to those agreements, which are filed as exhibits to this report.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.
	10.1	Severance Agreement, dated as of January 21, 2008, between Lufkin Industries, Inc. and Mark E. Crews.
	10.2	Severance Agreement, dated as of February 12, 2008, between Lufkin Industries, Inc. and Terry L. Orr.
	10.3	Severance Agreement, dated as of March 1, 2008, between Lufkin Industries, Inc. and John F. Glick.
	10.4	Severance Agreement, dated as of May 7, 2008, between Lufkin Industries, Inc. and Christopher L. Boone.
	10.5	Form of Employee Stock Option Agreement for the Company’s 2000 Incentive Stock Compensation Plan.
	10.6	Form of Director Stock Option Agreement for the Company’s 2000 Incentive Stock Compensation Plan.
	99.1	Press Release, dated May 8, 2008, issued by Lufkin Industries, Inc. announcing the election of Christopher L. Boone to Vice President, Treasurer and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUFKIN INDUSTRIES, INC.

By           /s/  Christopher L. Boone
Christopher L. Boone
Vice President/Treasurer/Chief Financial Officer
(Principal Financial and Accounting Officer)

Date:           May 13, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Severance Agreement, dated as of January 21, 2008, between Lufkin Industries, Inc. and Mark E. Crews.
10.2	Severance Agreement, dated as of February 12, 2008, between Lufkin Industries, Inc. and Terry L. Orr.
10.3	Severance Agreement, dated as of March 1, 2008, between Lufkin Industries, Inc. and John F. Glick.
10.4	Severance Agreement, dated as of May 7, 2008, between Lufkin Industries, Inc. and Christopher L. Boone.
10.5	Form of Employee Stock Option Agreement for the Company’s 2000 Incentive Stock Compensation Plan.
10.6	Form of Director Stock Option Agreement for the Company’s 2000 Incentive Stock Compensation Plan.
99.1	Press Release, dated May 8, 2008, issued by Lufkin Industries, Inc. announcing the election of Christopher L. Boone to Vice President, Treasurer and Chief Financial Officer.